Exhibit 10.6

MEMORANDUM

TO:	INVESTOR
FROM:	LISA CONTE, CEO JAGUAR HEALTH, INC.
SUBJECT:	MODIFICATION TO THE STANDSTILL ALLOCATION
DATE:	FRIDAY JUNE 30TH, 2023

PURPOSE

The purpose of this binding memorandum of understanding (the “MOU”) is to document an agreement by and among ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership, or its successors or assigns (“Iliad”), UPTOWN CAPITAL, LLC, a Utah limited liability company (f/k/a Irving Park Capital, LLC), or its successors or assigns (“Uptown”), STREETERVILLE CAPITAL, LLC, a Utah limited liability company, or its successors or assigns (“Streeterville” and together with Iliad and Uptown, “Investor”), JAGUAR HEALTH, INC., a Delaware corporation (“Jaguar”), and NAPO PHARMACEUTICALS, INC., a Delaware corporation and subsidiary of Jaguar (“Napo,” and together with Jaguar, “Company”) to modify the allocation of the Warrant Shares (defined below) as set forth in the Standstill Agreement (defined below).

BACKGROUND

On May 8, 2023 (“Effective Date”), the Company entered into that certain Standstill Agreement by and among Company and Investor (the “Standstill Agreement”) wherein the Company requested that Investor: (a) allow Company to refrain from making Royalty Payments (as defined in the Royalty Interest Transaction Documents (as defined in the Standstill Agreement)), including any Royalty Payments due and payable as of the Effective Date, and (b) refrain from buying, selling, or otherwise trading in Jaguar’s Common Stock for a period beginning on the Effective Date and ending on the earliest of (“Standstill”):

1)	the date that is six (6) months following the Effective Date,
2)

the date of the public announcement of the probability value (“P-value”) in Jaguar’s OnTarget Phase 3 clinical trial of crofelemer for prophylaxis of cancer therapy-related diarrhea (the “Public Announcement”), and

3)

the date of any offering or sale of any debt or equity securities (or instruments convertible into equity securities), including without limitation any at-the-market offering, but excluding any Exempt Issuance (the “Standstill Period”).

The Company has already completed enrolling the target number of patients in the Company's global, pivotal, OnTarget Phase 3 clinical trial of crofelemer for prophylaxis of cancer therapy- related diarrhea on May 9, 2023, and expects to release the Public Announcement on October 22, 2023. As a result thereof, the Standstill Period will terminate and Royalty Payments under the Royalty Interest Transaction Documents will resume on November 10, 2023.

As a material inducement and consideration for Investor’s agreement to grant the Standstill, Jaguar issued to Investor on the Effective Date warrants to purchase the following number of shares of Common Stock from Jaguar (the “Warrant Shares”):

Investor	Warrant No.	Warrant Shares
Iliad	S-1	826,738
Uptown	S-2	1,097,756
Streeterville	S-3	1,892,808
Total		3,817,302

AGREEMENT

Because no Royalty Payments were due and payable under the Royalty Interest Transaction Documents to which Streeterville is a party during the Standstill Period, the Warrant issued to Streeterville by Jaguar was issued in error, and the Warrant Shares to be purchased thereunder are to be reallocated to Iliad and Uptown in new warrants to purchase shares of Common Stock of Jaguar. Therefore, Investor and Company agree that the Warrants issued pursuant to the Standstill Agreement are hereby cancelled and of no further effect, and in lieu thereof, and as a material inducement and consideration for Iliad and Uptown to enter into the Standstill Agreement, Company hereby agrees to cause Jaguar to issue to Iliad and Uptown new warrants to purchase shares of Common Stock of Jaguar, in form and substance substantially similar to those of the Warrants, for the number of shares of Common Stock set forth below:

Investor	Warrant No.	Warrant Shares
Iliad	S-1	1,711,954
Uptown	S-2	2,105,348
Total		3,817,302

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IN WITNESS WHEREOF, the undersigned have executed this MOU as of the date set forth above.

COMPANY:

JAGUAR HEALTH, INC.

By:		/s/ Lisa Conte
Lisa Conte, President and CEO

NAPO PHARMACEUTICALS, INC.

By:		/s/ Lisa Conte
Lisa Conte, President and CEO

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:		/s/ John M. Fife
John M. Fife, President

ILIAD RESEARCH AND TRADING, L.P.

By:		Iliad Management, LLC, its General Partner

By:		Fife Trading, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

UPTOWN CAPITAL, LLC

By:		/s/ John M. Fife
John M. Fife, President